EXHIBIT 21

ASSISTED LIVING CONCEPTS, INC.,
A NEVADA CORPORATION
(DATE OF INCORPORATION: JULY 19, 1994)

LIST OF SUBSIDIARIES OF THE COMPANY

SUBSIDIARY NAME	STATE OF INCORPORATION
Home and Community Care, Inc.	Nevada corporation
Carriage House Assisted Living, Inc.	Delaware corporation
Assisted Living Concepts Services, Inc.	Nevada corporation
Pacesetter Hospice, Inc.	Nevada corporation
Pacesetter Home Care Group, Inc.	Nevada corporation
Prime Home Care, Inc.	Nevada corporation
(fka Pacesetter Prime Home Care, Inc.)
Pacesetter Home Health Care, Inc.	Nevada corporation
Pacesetter Hospice of Marshall, Inc.	Texas corporation
Pacesetter Home Health Care of Bloomington, Inc.	Texas corporation
Pacesetter Home Health Care of Madison, Inc.	Texas corporation
Pacesetter Capital, Inc.	Nevada corporation
DMG Texas ALC Partners, LP	Texas limited partnership
DMG Texas ALC, Inc.	Nevada corporation
DMG Nevada ALC, Inc.	Nevada corporation
DMG New Jersey ALC, Inc.	Nevada corporation
DMG Oregon ALC, Inc.	Nevada corporation
Texas ALC, Inc.	Nevada corporation
Nevada ALC, Inc.	Nevada corporation
Texas ALC Partners, LP	Texas limited partnership
Texas ALF, Inc.	Nevada corporation
Nevada ALF, Inc.	Nevada corporation
ALF Partners, LP	Texas limited partnership
ALC Texas Plano, Inc.	Nevada corporation
ALC Nevada Plano, Inc.	Nevada corporation
ALC Plano Partners, LP	Texas limited partnership
ALC Texas McKinney, Inc.	Nevada corporation
ALC Nevada McKinney, Inc.	Nevada corporation
ALC McKinney Partners, LP	Texas limited partnership
ALC Texas Paris, Inc.	Nevada corporation
ALC Nevada Paris, Inc.	Nevada corporation
ALC Paris Partners, LP	Texas limited partnership
ALC Iowa, Inc.	Nevada corporation
ALC Ohio, Inc.	Nevada corporation
ALC Nebraska, Inc.	Nevada corporation
ALC New Jersey, Inc.	Nevada corporation
ALC Pennsylvania, Inc.	Nevada corporation
ALC Indiana, Inc.	Nevada corporation
ALC Florida, Inc.	Nevada corporation
ALCH Texas, Inc.	Nevada corporation
ALCH Nevada, Inc.	Nevada corporation
ALCH Texas Partners, LP	Texas limited partnership
ALFH Texas, Inc.	Nevada corporation
ALFH Nevada, Inc.	Nevada corporation
ALFH Texas Partners, LP	Texas limited partnership
ALC Properties II, Inc.	Nevada
Texas ALC Partners II, LP	Texas
Texas ALC II, Inc.	Texas
Nevada ALC II, Inc.	Nevada